UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2001

Penn Virginia Corporation
(Exact name of registrant as specified in its charter)
Virginia (Name or other jurisdiction of incorporation)	0-753 (Commission File Number)	23-1184320 (IRS Employer Identification No.)

One Radnor Corporate Center, Suite 200, 100 Matsonford Road, Radnor, PA 19087
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code (610) 687-8900

Item 2. Acquisition or Disposition of Assets.

On June 4, 2001, Registrant, through its wholly owned subsidiary, Penn Virginia Coal Company, acquired fee and mineral rights to approximately 53 million tons of coal reserves (the "Assets") from subsidiaries of Pen Holdings, Inc., a Tennessee corporation. Cash consideration for the Assets was $33,000,000 which was funded by working capital and long term debt.

Item 7. Exhibits.

(c) Exhibits.

Exhibit 10. Asset Purchase and Sale Agreement dated as of May 31, 2001 (Schedules and Exhibits deleted).
1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 18, 2001	Penn Virginia Corporation
Nancy M. Snyder
By: /s/ Nancy M. Snyder Vice President

2